Exhibit 99.1

FirstEnergy Corp.                        For Release: October 29, 2015
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:                    Investor Contact:
Tricia Ingraham                        Irene Prezelj
(330) 384-5247                        (330) 384-3859

FirstEnergy Announces Third Quarter Financial Results
Raises and Narrows 2015 Earnings Guidance

AKRON, Ohio - FirstEnergy Corp. (NYSE: FE) today reported third quarter 2015 operating (non-GAAP) earnings* of $0.98 per basic share of common stock. These results exclude the impact of the special items listed below, and compare to 2014 third quarter operating (non-GAAP) earnings of $0.89 per basic share of common stock.

GAAP earnings for the third quarter of 2015 were $395 million, or $0.94 per basic share of common stock ($0.93 diluted), on revenue of $4.1 billion. For the third quarter of 2014, GAAP earnings were $333 million, or $0.79 per basic and diluted share of common stock, on revenue of $3.9 billion.

FirstEnergy raised and narrowed its full-year 2015 operating (non-GAAP) earnings guidance to $2.67 to $2.75 per basic share, from its previous range of $2.40 to $2.70 per basic share.

“Our strong third quarter results reflect a solid performance across all three of our businesses - Regulated Distribution, Regulated Transmission, and Competitive Energy Services,” said Charles E. Jones, FirstEnergy president and chief executive officer. “This quarter we also made tremendous progress on our initiatives to create a strong and flexible framework for our company that will allow us to achieve stable, predictable and customer-service driven growth in our regulated operations.”

In FirstEnergy’s Regulated Distribution business, third quarter 2015 operating earnings increased due to warmer summer temperatures and the net impact of approved rate cases. These results offset increases in operating expenses, including operating and maintenance costs, pension and OPEB expenses, and depreciation, as well as a higher effective tax rate.

Distribution deliveries increased nearly 3 percent overall compared to the third quarter of 2014. Warmer temperatures drove residential and commercial sales increases of 9 percent and 3 percent, respectively, compared to 2014. Sales to industrial customers decreased 3 percent compared to the third quarter of 2014.

Third quarter operating earnings in the company’s Regulated Transmission business increased compared to the same period in 2014 as a result of higher revenues related to the company’s Energizing the Future transmission program, reflecting incremental rate base recovery associated with ATSI’s “forward-looking” rate structure, which began in January.

In the Competitive Energy Services segment, operating earnings increased compared to the third quarter of 2014. Commodity margin benefited from higher capacity revenues, lower purchased power costs and lower transmission charges. Contract sales volume decreased in line with expectations, while wholesale sales volume increased slightly. Operating costs increased in the quarter, primarily due to higher expenses associated with nuclear refueling outages compared to the same period in 2014.

The company’s third quarter 2015 operating earnings were also impacted by the absence of tax benefits that were recognized in the third quarter of 2014 and higher interest expense compared to the prior-year period.

Operating (non-GAAP) earnings in the first nine months of 2015 were $2.13 per basic share of common stock. On a GAAP basis, the company reported earnings of $804 million, or $1.91 per basic share of common stock ($1.90 diluted), on revenue of $11.5 billion. In the first nine months of 2014, operating (non-GAAP) earnings were $1.76 per basic share of common stock, and GAAP earnings were $605 million, or $1.44 per basic and diluted share of common stock, on revenue of $11.6 billion.

Operating earnings in the first nine months of 2015 increased compared to the same period of 2014, primarily as a result of a higher rate base and a forward-looking rate structure at ATSI in the company’s Regulated Transmission business, improved commodity margin in the Competitive Energy Services business, and a modest improvement in the Regulated Distribution business resulting from the impact of weather-related sales and approved rate cases, partially offset by higher operating expenses. Additionally, results for the first nine months of 2015 reflect a higher effective tax rate compared to the same period in 2014.

Consolidated GAAP EPS to Operating (Non-GAAP) EPS* Reconciliation

	Third Quarter		Year-To-Date
	2015	2014	2015	2014	Full Year
Basic Earnings Per Share (GAAP)	$0.94	$0.79	$1.91	$1.44	$1.72 - $2.10
Excluding Special Items*:
Regulatory charges	0.01	0.02	0.05	0.05	0.07
Trust securities impairment	0.07	0.01	0.11	0.02	0.11
Impact of non-core asset sales/impairments	0.02	0.01	0.05	(0.16)	0.05
Plant deactivation costs	—	—	0.04	0.17	0.04
Merger accounting - commodity contracts	0.02	0.02	0.05	0.05	0.07
Retail repositioning charges	0.01	0.02	0.02	0.09	0.04
Litigation resolution	—	(0.01)	—	(0.01)	—
Loss on debt redemptions	—	—	—	0.01	—
Mark-to-market adjustments
Pension/OPEB actuarial assumptions[1]	—	—	—	—	0.37-0.67
Other	(0.09)	0.03	(0.10)	0.10	(0.10)
Total Special Items*	0.04	0.10	0.22	0.32	0.65-0.95

Basic EPS - Operating (Non-GAAP)	$0.98	$0.89	$2.13	$1.76	$2.67 - $2.75

[1] Based on current discount rates ranging from 4.25% to 4.50% and actual losses on plan assets through September 30, 2015 of (3.50%).

* Per share amounts for the special items above are based on the after tax effect of each item, divided by the weighted average basic shares outstanding for the period.

Non-GAAP financial measures
*Operating earnings exclude special items as shown above, and is a non-GAAP financial measure. Management uses operating earnings and operating earnings by segment to evaluate the company’s performance and manage its operations and frequently references these non-GAAP financial measures in its decision making, using them to facilitate historical and ongoing performance comparisons. Management believes that the non-GAAP financial measure of “operating earnings” provides a consistent and comparable measure of performance of its business to help shareholders understand performance trends. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). This non-GAAP financial measure is intended to complement, and is not considered as an alternative to, the most directly comparable GAAP financial measure. Also, this non-GAAP financial measure may not be comparable to similarly titled measures used by other entities.

Consolidated Report and Teleconference

FirstEnergy’s Consolidated Report to the Financial Community, which provides highlights on company developments and financial results for the third quarter and first nine months of the year, is posted on the company’s Investor Information website - www.firstenergycorp.com/ir. To access the report, click on Third Quarter 2015 Consolidated Report to the Financial Community. The company’s investor FactBook is also posted to its Investor Information website.

The company invites investors, customers and other interested parties to listen to a live Internet webcast of its teleconference for financial analysts at 10:00 a.m. EDT tomorrow. FirstEnergy management will present an overview of the company’s financial results and discuss 2015 earnings guidance, followed by a question-

and-answer session. The teleconference can be accessed on the company’s website by selecting the Q3 2015 Earnings Conference Call link. The webcast will be archived on the website.

FirstEnergy is a diversified energy company dedicated to safety, reliability and operational excellence. Its 10 electric distribution companies form one of the nation's largest investor-owned electric systems, serving customers in Ohio, Pennsylvania, New Jersey, West Virginia, Maryland and New York. Its generation subsidiaries control nearly 17,000 megawatts of capacity from a diversified mix of scrubbed coal, non-emitting nuclear, natural gas, hydro and other renewables. Follow FirstEnergy on Twitter @FirstEnergyCorp.

Forward-Looking Statements: this news release includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the speed and nature of increased competition in the electric utility industry, in general, and the retail sales market in particular; the ability to experience growth in the Regulated Distribution and Regulated Transmission segments and to successfully implement our revised sales strategy for the Competitive Energy Services segment; the accomplishment of our regulatory and operational goals in connection with our transmission investment plan, including but not limited to, our pending transmission rate case, the proposed transmission asset transfer, and the effectiveness of our repositioning strategy to reflect a more regulated business profile; changes in assumptions regarding economic conditions within our territories, assessment of the reliability of our transmission system, or the availability of capital or other resources supporting identified transmission investment opportunities; the impact of the regulatory process on the pending matters at the federal level and in the various states in which we do business including, but not limited to, matters related to rates and the Electric Security Plan IV in Ohio; the impact of the federal regulatory process on the Federal Energy Regulatory Commission (FERC)-regulated entities and transactions, in particular FERC regulation of wholesale energy and capacity markets, including PJM Interconnection, L.L.C. (PJM) markets and FERC-jurisdictional wholesale transactions; FERC regulation of cost-of-service rates, including FERC Opinion No. 531's revised Return on Equity methodology for FERC-jurisdictional wholesale generation and transmission utility service; and FERC’s compliance and enforcement activity, including compliance and enforcement activity related to North American Electric Reliability Corporation’s mandatory reliability standards; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated's realignment into PJM; economic or weather conditions affecting future sales and margins such as a polar vortex or other significant weather events, and all associated regulatory events or actions; changing energy, capacity and commodity market prices including, but not limited to, coal, natural gas and oil, and their availability and impact on margins and asset valuations; the continued ability of our regulated utilities to recover their costs; costs being higher than anticipated and the success of our policies to control costs and to mitigate low energy, capacity and market prices; other legislative and regulatory changes, and revised environmental requirements, including, but not limited to, the effects of the United States Environmental Protection Agency's Clean Power Plan, coal combustion residuals regulations, Cross-State Air Pollution Rule and Mercury and Air Toxics Standards programs, including our estimated costs of compliance, Clean Water Act waste water effluent limitations for power plants, and Clean Water Act 316(b) water intake regulation; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation, or potential regulatory initiatives or rulemakings (including that such initiatives or rulemakings could result in our decision to deactivate or idle certain generating units); the uncertainties associated with the deactivation of certain older regulated and competitive fossil units, including the impact on vendor commitments, and as they relate to the reliability of the transmission grid, the timing thereof; the impact of other future changes to the operational status or availability of our generating units and any capacity performance charges associated with unit unavailability; adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to the revocation or non-renewal of necessary licenses, approvals or operating permits by the Nuclear Regulatory Commission or as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant); issues arising from the indications of cracking in the shield building at Davis-Besse; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments; the impact of labor disruptions by our unionized workforce; replacement power costs being higher than anticipated or not fully hedged; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; changes in customers' demand for power, including, but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, the ability to continue to reduce costs and to successfully execute our financial plans designed to improve our credit metrics and strengthen our balance sheet through, among other actions, our previously-implemented dividend reduction, our cash flow improvement plan and our other proposed capital raising initiatives; our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our Nuclear Decommissioning Trusts, pension trusts and other trust funds, and cause us and/or our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated; the impact of changes to material accounting policies; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; actions that may be taken by credit rating agencies that could negatively affect us and/or our subsidiaries' access to financing, increase the costs thereof, and increase requirements to post additional collateral to support outstanding commodity positions, letters of credit and other financial guarantees; changes in national and regional economic conditions affecting us, our subsidiaries and/or our major industrial and commercial customers, and other counterparties with which we do business, including fuel suppliers; the impact of any changes in tax laws or regulations or adverse tax audit results or rulings; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; the risks associated with cyber-attacks on our electronic data centers that could compromise the information stored on our networks, including proprietary information and customer data; and the risks and other factors discussed from time to time in our United States Securities and Exchange Commission filings, and other similar factors. Dividends declared from time to time on FirstEnergy Corp.'s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.'s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

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